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                                                                    Exhibit 21.1

                          Subsidiaries of the Company


Subsidiary Name                                      State of Incorporation
---------------                                      ----------------------

Spanish Broadcasting System of Greater Miami, Inc.    Delaware
Spanish Broadcasting System of Illinois, Inc.         Delaware
Spanish Broadcasting System Inc.                      New Jersey
Spanish Broadcasting System of San Antonio, Inc.      Delaware
JuJu Media, Inc.                                      New York
Alarcon Holdings, Inc.                                New York
Spanish Broadcasting System of California, Inc.       California
Spanish Broadcasting System of Puerto Rico, Inc.      Delaware
Spanish Broadcasting System of Florida, Inc.          Florida
SBS of Greater New York, Inc.                         New York
SBS Funding, Inc.                                     Delaware
Spanish Broadcasting System of Puerto Rico, Inc.      Puerto Rico
Spanish Broadcasting System Network, Inc.             New York
Spanish Broadcasting System Finance Corporation       Delaware
Spanish Broadcasting System Holding Company, Inc.     Puerto Rico
SBS Promotions, Inc.                                  New York
KTCY Licensing, Inc.                                  Delaware
KSAH Licensing, Inc.                                  Delaware
KXJO Licensing, Inc.                                  Delaware
KFSG Licensing, Inc. (f/k/a KMJR Licensing, Inc.)     Delaware
KFSB Licensing, Inc. (f/k/a KNJR Licensing, Inc.)     Delaware
WRMA Licensing, Inc.                                  Delaware
WXDJ Licensing, Inc.                                  Delaware
WLEY Licensing, Inc.                                  Delaware
WSKQ Licensing, Inc.                                  Delaware
KLEY Licensing, Inc.                                  Delaware
WCMQ Licensing, Inc.                                  Delaware
KLAX Licensing, Inc.                                  Delaware
WPAT Licensing, Inc.                                  Delaware
WCMA Licensing, Inc.                                  Delaware
WSMA Licensing, Inc. (f/k/a WEGM Licensing, Inc.)     Delaware
WMEG Licensing, Inc.                                  Delaware
WLDI, Inc.                                            Puerto Rico
WZNT, Inc.                                            Puerto Rico
WRPC, Inc.                                            Puerto Rico
WIO, Inc.                                             Puerto Rico
WOYE, Inc.                                            Puerto Rico
WOQI, Inc.                                            Puerto Rico
Cadena Estereotempo, Inc.                             Puerto Rico
Portorican American Broadcasting, Inc.                Puerto Rico
Spanish Broadcasting System Group of
  Puerto Rico, Inc.                                   Puerto Rico
Spanish Broadcasting System SouthWest, Inc.           Delaware
Spanish Broadcasting System-San Francisco, Inc.       Delaware